UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 21, 2025

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56051	82-2911016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd
Fort Lawn
,
SC
29714
(Address of Principal Executive Office) (Zip Code)

(
916
)
573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 21, 2025, 3D PRINTING DEV, LLC, a Delaware limited liability company (“
3D PRINTING
”) and an indirect fully-owned subsidiary of Northann Corp. (the “
Company
”), entered into an EB-5 loan agreement (the “
Loan Agreement
”) with 3DFLOR OPPORTUNITY, LP, a Delaware limited partnership and a related party controlled by the Company’s CEO, Chairman and controlling shareholder, Lin Li (“
3DFLOR
”), pursuant to which 3DFLOR agreed to provide 3D PRINTING a loan, with an initial maximum principal amount of $24,000,000 at an interest rate of 1.00% per year. The loan shall be secured by a pledge of all 49 million Class A Units of 3D PRINTING, and a promissory note. Subject to certain conditions as set out under the Loan Agreement being fulfilled, 3DFLOR would make an initial advance to 3D PRINTING. The amount of such initial advance would be as requested by 3D PRINTING. Subsequently, subject to certain restrictions, requests for further advances may also be made from time to time by 3D PRINTING. The closing date of the Loan Agreement shall be the date on which the initial advance is received by 3D PRINTING, and the maturity date of the loan under the Loan Agreement is the third anniversary of the closing date, unless such maturity is extended pursuant to Section 2.04 or accelerated as a result of Section 6.02(a). 3D PRINTING intends to use such funds to finance the development and expansion of a 3D printing manufacturing facility located at 2251 Catawba River Road, Fort Lawn, South Carolina.

In connection with the Loan Agreement, 3D PRINTING issued a promissory note to 3DFLOR in an amount of $24,000,000, dated January 27, 2025 (the “
Promissory Note
”). The Promissory Note bears the interest of one percent (1%) per year and the interest shall be non-compounding and calculated on the basis of a 366-day year, payable on the basis of the actual number of days elapsed. Pursuant to the Loan Agreement, the principal is due and is repayable in full on
the third (3
rd
) anniversary of the closing date of the Loan Agreement.

In connection with the Loan Agreement, on January 27, 2025, Benchwick LLC, a Delaware limited liability company and a fully-owned subsidiary of the Company (“
Benchwick
”), entered into a membership interest pledge agreement with 3DFLOR and 3D PRINTING, in favor of 3DFLOR (the “
Pledge Agreement
”), to pledge to 3DFLOR (i) all 49 million Class A Units of 3D PRINTING it owns (the “
Pledged Units
”) and (ii) all proceeds and products of the Pledged Units (collectively with the Pledged Units, “
Collateral
”), as security for the performance of 3D PRINTING’s obligations under the Loan Agreement. Under the Pledge Agreement, Benchwick shall, from time to time, be required by 3DFLOR to perfect the security interest of 3DFLOR in the Collateral. Under the Pledge Agreement, 3DFLOR is granted a first priority lien on all Collateral. Benchwick cannot transfer or encumber the Collateral without 3DFLOR’s approval, and 3DFLOR can seize, sell, or liquidate the Collateral if there is a default.

The foregoing descriptions of the Loan Agreement, the Promissory Note, and the Pledge Agreement do not purport to be complete and are qualified in their entireties by reference to the Loan Agreement, the Promissory Note, and the Pledge Agreement filed as exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and which are incorporated herein by reference.

On February 27, 2025, 3D PRINTING filed a
UCC-1
Financing
Statement
securing
3DFLOR
’s
security
interests in the Collateral with
Delaware
. The Company’s audit committee approved and ratified the above mentioned transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	EB-5 Loan Agreement dated January 21, 2025, between 3D PRINTING DEV, LLC and 3DFLOR OPPORTUNITY, LP
10.2	Promissory Note issued by 3D PRINTING DEV, LLC on January 27, 2025
10.3	Membership Interest Pledge Agreement dated January 27, 2025, by and among Benchwick LLC, 3DFLOR OPPORTUNITY, LP and 3D PRINTING DEV, LLC
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: March 5 , 2025	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chief Executive Officer

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